Exhibit 99.1

Robert J. Sutcliffe
601 West Fifth Street
Los Angeles, CA 90071

April 26, 2007

Via Fax and Federal Express

Board of Directors
Innovative Card Technologies, Inc.
c/o Mr. John Ward
Chairman and Chief Executive Officer
10880 Wilshire Blvd, Suite 950
Los Angeles, CA 90024

Gentlemen:

This letter will constitute my formal resignation from the Board of Directors of Innovative Card Technologies, Inc. effective immediately.

With best regards,

/s/ Robert Sutcliffe